Exhibit 99.1

News Release
www.aviatnetworks.com

Aviat Networks Announces Approval of Reverse Stock Split

SANTA CLARA, Calif. - June 13, 2016 - Aviat Networks, Inc. (NASDAQ: AVNW), the leading expert in microwave networking solutions, announced today that its stockholders approved a reverse stock split whereby each 12 shares of Aviat's common stock will be combined into one share of common stock. This will proportionately reduce the total number of outstanding shares of common stock from approximately 63.1 million shares to approximately 5.26 million shares. Proportionate adjustments will also be made to Aviat's outstanding equity awards.
The reverse stock split is effective as of June 10, 2016 and Aviat expects its common stock will commence trading on a split-adjusted basis as of the open of trading on June 14, 2016.
Michael Pangia, president and CEO of Aviat Networks commented, “The reverse stock split will enable us to regain compliance with Nasdaq and remove any undue concerns from customers and suppliers regarding our listing status. We remain well positioned with our global customers and are seeing increasing demand for our products and services within the Private Network vertical. As previously announced, we are continuing to implement our plan to improve margins, lower expenses, and create a leaner, more agile business structure which we believe will bring us to profitability in the next fiscal year.”
Aviat's trading symbol will remain "AVNW". No fractional shares will be issued in connection with the reverse stock split. A stockholder who would have otherwise been entitled to a fractional share of common stock will be entitled to receive a cash payment instead.
About Aviat Networks
Aviat Networks, Inc. (NASDAQ: AVNW) is a leading global provider of microwave networking solutions transforming communications networks to handle the exploding growth of IP-centric, multi-Gigabit data services. Headquartered in Santa Clara, California, and with more than one million systems sold in over 140 countries, Aviat Networks provides LTE-proven microwave networking solutions to mobile operators, including some of the largest and most advanced 4G/LTE networks in the world. Public safety, utility, government and defense organizations trust Aviat Networks' solutions for their mission-critical applications where reliability is paramount. In conjunction with its networking solutions, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to effectively and seamlessly migrate to next-generation Carrier Ethernet/IP networks. For more than 50 years, customers have relied on Aviat Networks’ high performance and scalable solutions to help them maximize their investments and solve their most challenging network problems. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act I of 1933, including Aviat's beliefs and expectations regarding the reverse stock split, the benefits of Aviat's strategy; profitability in Fiscal 2017; and possible expansion opportunities. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	the possible delisting of our stock from the Nasdaq Stock Market;

•	material weaknesses identified in our system of internal control and associated remediation efforts and investments and other actions needed to remedy those material weaknesses;

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact our liquidity;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 30, 2015 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
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Media Contact: Gary Croke, Aviat Networks, Inc., gary.croke@aviatnet.com
Investor Contact: Glenn Wiener, GW Communications, gwiener@GWCco.com